SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this "Amendment") is made as of September 2, 2020, by and between ARE-11025/11075 ROSELLE STREET, LLC, a Delaware limited liability company ("Landlord"), and TANDEM DIABETES CARE, INC., a Delaware corporation ("Tenant").

RECITALS

A.Landlord and Tenant are now parties to that certain Lease Agreement dated as of November 5, 2013, as amended by that certain Letter Agreement dated February 11. 2014, and that certain First Amendment to Lease dated as of December 27, 2017 (as so amended, the "Lease”). Pursuant to the Lease, Tenant leases certain premises consisting of approximately 41,163 rentable square feet ("Premises") in buildings located at 11065 Roselle Street (consisting of approximately 17,227 rentable square feet), and 11075 Roselle Street (consisting of approximately 23,936 rentable square feet), in San Diego, California, as more fully described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.The Base Term of the Lease will expire on May 31, 2022. Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, (i) extend the current Base Term of the Lease for a period of one (1) year, and (ii) amend the amount of Base Rent payable under the Lease during the Base Term, as so extended.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.Base Term. Notwithstanding anything to the contrary contained in the Lease, the Base Term of the Lease is hereby extended through May 31, 2023 (the “Extended Expiration Date”).

2.Base Rent. Tenant shall continue to pay Base Rent as set forth in the Lease through May 31, 2022. Commencing on June 1, 2022 (the "Adjustment Date"), Base Rent shall be increased by multiplying the Base Rent payable immediately before such Adjustment Date by 3% and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date.

3.Alternative Premises. For the avoidance of doubt, nothing in this Amendment is intended to modify the terms and conditions set forth in Section 39(m) of the Lease under which Tenant may lease Alternative Premises (as defined therein), and the parties acknowledge and agree that such terms and conditions remain in full force and effect.

4.Renewal Rights. Any and all rights to renew or extend the term of this Lease beyond the Extended Expiration Date are hereby terminated and declared null and void.

5.Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker") in connection with this Amendment and that no Broker brought about this transaction, other than CBRE and Cushman & Wakefield, on behalf of Landlord, and Re: Align Tenant Strategies, on behalf of Tenant. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than CBRE and Cushman & Wakefield, on behalf of Landlord, and Re: Align Tenant Strategies, on behalf of Tenant, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Amendment.

6.Miscellaneous.

a.This Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.This Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c.Each of Landlord and Tenant acknowledges that it has read the provisions of this Amendment, understands them, and is bound by them. Time is of the essence in this Amendment.

d.This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

e.Except as amended and/or modified by this Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Amendment. In the event of any conflict between the provisions of this Amendment and the provisions of the Lease, the provisions of this Amendment shall prevail. Whether or not specifically amended by this Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Amendment.

[Signatures are on the next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

TENANT:

TANDEM DIABETES CARE, INC.,
a Delaware corporation

By: /s/ Leigh A. Vosseller

Its: EVP, Chief Financial Officer

☒ I hereby certify that the signature, name, and title above are my signature, name and title.

LANDLORD:

ARE-11025/11075 ROSELLE STREET, LLC,
a Delaware limited liability company

By: ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership, managing member

By: ARE-QRS CORP.,
a Maryland corporation, general partner

By: /s/ Gary Dean
Executive Vice President
RE Legal Affairs

☒ I hereby certify that the signature, name, and title above are my signature, name and title.

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